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                                 Exhibit 11.1


                           RELIABILITY INCORPORATED
            STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (unaudited)

                                                            Nine Months Ended
                                                              September 30,
                                                          1997           1996

EARNINGS:

  Net income                                             $5,729         $3,324
                                                         ======         ======

WEIGHTED AVERAGE SHARES - PRIMARY:

  Weighted average shares outstanding                     6,657          8,486
  Dilutive effect assuming conversion of
    stock options (as determined by the appli-
    cation of the treasury stock method)                     71              -
                                                         ------         ------

  Weighted average common and common equivalent
    shares outstanding                                    6,728          8,486
                                                         ======         ======
Earnings per common and common equivalent share          $  .85         $  .39
                                                         ======         ======



                                                           Three Months Ended
                                                              September 30,
                                                         1997            1996

EARNINGS:

  Net income                                             $2,667         $1,348
                                                         ======         ======
WEIGHTED AVERAGE SHARES - PRIMARY:

  Weighted average shares outstanding                     5,962          8,486
  Dilutive effect assuming conversion of
    stock options (as determined by the
    application of the treasury stock method)               216              -
                                                         ------         ------
  Weighted average common amd common equivalent
    shares outstanding                                    6,178          8,486
                                                         ======         ======
Earnings per common and common equivalent share          $  .43         $  .16
                                                         ======         ======


    Shares and earnings per share have been adjusted to reflect the two-for-one stock split effected in the form of a dividend in September 1997.




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